As filed with the Securities and Exchange Commission on November 8, 1996
                                                  Registration No. 333-

               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549


                            FORM S-8

                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933

                  ATLANTIC COAST AIRLINES, INC.
     (Exact Name of Registrant as Specified in its Charter)


        Delaware                                    13-3621051
    (State or Other                              (I.R.S. Employer
      Jurisdiction                            Identification Number)
  of Incorporation or
     Organization)

    One Export Drive                                  20164
      Sterling, VA                                  (Zip Code)
 (Address of Principal
   Executive Offices)

                    1995 Stock Incentive Plan
                    (Full Title of the Plan)

                    RICHARD J. KENNEDY, ESQ.
                         General Counsel
                  Atlantic Coast Airlines, Inc.
                        One Export Drive
                       Sterling, VA  20164
             (Name and Address of Agent for Service)

                         (703) 406-6500
  (Telephone Number, Including Area Code, of Agent for Service)

                           Copies to:

                     PETER J. WALLISON, ESQ.
                   Gibson, Dunn & Crutcher LLP
             1050 Connecticut Avenue, NW, Suite 900
                      Washington, DC  20036
                         (202) 955-8500


                   CALCULATION OF REGISTRATION FEE
                                Proposed      Proposed     Amount of
   Title of      Amount to be    Maximum       Maximum    Registrati
  Securities      Registered    Offering      Aggregate       on
     to be                      Price Per     Offering      Fee (2)
  registered                      Share       Price (1)
Common Stock,
par value $.02     750,000         N/A       $8,015,625    $2,428.98
per share. . .
 . . . . . .
(1) Estimated solely for the purpose of determining the registration fee.
(2) Calculated pursuant to Rule 457(c) based upon the average of the high and low prices of the Common Stock on the Nasdaq
 National Market on November 1, 1996, which was $10 11/16.
                             PART I

        INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.

          Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

Item 2.   Registrant Information and Employee Plan Annual
Information.

          Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents of the Registrant heretofore filed with the Securities and Exchange Commission (the
"Commission") are hereby incorporated in this Registration
Statement by reference:

(1) The Registrant's latest annual report or latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed;

(2) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by Registrant's latest annual report or prospectus referred to in (1) above;

(3) The description of the Common Stock set forth under the caption "Description of Capital Stock" in the Registrant's registration statement on Form 8-A, filed with the Commission on June 23, 1993, File No. 0-21976, together with any amendment or report filed with the Commission for the purpose of updating such description.

          All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

          Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

          Section 145 ("Section 145") of the Delaware General Corporation Law, as amended, provides a detailed statutory framework covering indemnification of officers and directors against liabilities and expenses arising out of legal proceedings brought against them by reason of their being or having been directors or officers. Section 145 generally provides that a director or officer of a corporation (i) shall be indemnified by the corporation for all expenses of such legal proceedings when he is successful on the merits, (ii) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of such proceedings (other than a derivative suit), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and (iii) may be indemnified by the corporation for the expenses of a derivative suit (a suit by a stockholder alleging a breach by a director or officer of a duty owed to the corporation), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may be made under clause (iii) above, however, if the director or officer is adjudged liable for negligence or misconduct in the performance of his duties to the corporation, unless a corporation determines that, despite such adjudication, but in view of all the circumstances, he is entitled to indemnification. The indemnification described in clauses (ii) and (iii) above may be made only upon a determination that indemnification is proper because the applicable standard of conduct has been met. Such a determination may be made by a majority of a quorum of disinterested directors, independent legal counsel, the stockholders or a court of competent jurisdiction.

          The indemnification of directors and officers is provided for by Article VIII, Section 2 of the Registrant's Certificate of Incorporation which provides in substance that, to the fullest extent permitted by Delaware law as it now exists or as amended, each director and officer shall be indemnified against reasonable costs and expenses, including attorney's fees, and any liabilities which he may incur in connection with any action to which he may be made a party by reason of his being or having been a director or officer of the Registrant. The indemnification provided by the Registrant's Certificate of Incorporation is not deemed exclusive of or intended in any way to limit any other rights to which any person seeking indemnification may be entitled.

          Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

          Article VIII, Section 1 of the Registrant's Certificate of Incorporation provides for the elimination of personal liability of a director for breach of fiduciary duty, as permitted by Section 102(b)(7) of the Delaware General
Corporation Law.

          The Registrant maintains liability insurance in the amount of $15 million insuring its officers and directors against liabilities that they may incur in such capacities, including liabilities arising under the Federal securities laws other than liabilities arising out of the filing of a registration statement with the Securities and Exchange Commission.

          The Registration Rights Agreement by and between the Company and JSX Capital Corporation ("JSX") provides for cross-indemnification of JSX if its shares with registration rights are included in a registration under the Securities Act of 1933, as amended, and of the Company, its officers and directors for certain liabilities arising in connection with such registration.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

          Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

          5    Opinion of Gibson, Dunn & Crutcher LLP.
          23.1 Consent of Gibson, Dunn & Crutcher LLP (included
               in Exhibit 5).
          23.2 Consent of BDO Seidman, LLP (independent
               auditors).

Item 9.   Undertakings.

     (1)  The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i)  To include any prospectus required by
               section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts
               or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (1)(a)(i) and
(1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, there-unto duly authorized, in the City of Sterling, State of Virginia, on this 5th day of November, 1996.

                              ATLANTIC COAST AIRLINES, INC.

                              By:
                                             /s/

                                 Kerry B. Skeen
                                 President and Chief Executive
                              Officer


Each person whose signature appears below constitutes and appoints Kerry B. Skeen and Richard J. Kennedy, and each of them, his true and lawful attorney-in-fact, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                 Title               Date

                  /s/         President,         November 5,
                            Chief Executive          1996
    Kerry B. Skeen             Officer,
                            Chief Operating
                                Officer
                             and Director
                         (Principal Executive
                               Officer)

                  /s/         Senior Vice        November 5,
                              President,             1996
   James B. Glennon         Chief Financial
                          Officer, Treasurer,
                          Assistant Secretary
                             and Director
                         (Principal Financial
                         Officer and Principal
                          Accounting Officer)

                            Chairman of the
                          Board of Directors
    C. Edward Acker

                  /s/          Director          November 5,
                                                     1996
    Gordon A. Cain

                  /s/          Director          November 5,
                                                     1996
  Robert E. Buchanan

                  /s/          Director          November 5,
                                                     1996
   Joseph W. Elsbury

                               Director

    James J. Kerley

                  /s/          Director          November 5,
                                                     1996
    James C. Miller

                               Director

   John M. Sullivan

                          EXHIBIT INDEX

Exhibit             Description
            Sequentially
Number                                                     Numbered
Page
 5       Opinion of Gibson, Dunn & Crutcher LLP.
 23.1    Consent of Gibson, Dunn & Crutcher LLP
          (included in Exhibit 5).
 23.2 Consent of BDO Seidman, LLP (independent auditors).









                        November 5, 1996




                                                       C 03596-00001

Atlantic Coast Airlines, Inc.
One Export Drive
Sterling, VA  20164

     Re:  Proposed Offering of up to 750,000 Shares of
          Common Stock

Ladies and Gentlemen:

     We refer to an aggregate of 750,000 shares of Common Stock, par value $.02 per share, of Atlantic Coast Airlines, Inc., a Delaware corporation (the "Company"), which are the subject of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The shares of Common Stock (the "Shares") subject to the Registration Statement are to be issued under the Company's
1995 Stock Incentive Plan (the "Plan").

     We have examined the original, or a photostatic or certified copy, of such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have determined relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

     Based upon our examination mentioned above, we are of the opinion that the Shares have been validly authorized for issuance and, when issued and sold in accordance with the terms set forth in the Registration Statement and the Plan, and, when (a) the Registration Statement has become effective under the Act,
(b) the pertinent provisions of any applicable state securities law have been complied with, and (c) in the case of options issued under the Plans, the Shares have been paid for, the Shares so issued will be legally issued and will be fully paid and nonassessable.

     We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm appearing on the cover of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Commission.

                              Very truly yours,

                                    /s/

                              GIBSON, DUNN & CRUTCHER LLP

PJW/ROM/LML

                                                     Exhibit 23.2



       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors
Atlantic Coast Airlines, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our reports dated
February 16, 1996, relating to the consolidated financial statements and schedules of Atlantic Coast Airlines, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1995.



                                                  /s/

                                   BDO SEIDMAN, LLP

Washington, D.C.
November 5, 1996